                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                  MAY 3, 1999


                                   INTUIT INC.
             (Exact name of Registrant as specified in its charter)


             DELAWARE                   0-21180                   77-0034661
     (State of incorporation)    (Commission file no.)        (I.R.S.employer
                                                             identification no.)

                               2535 GARCIA AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
          (Address of principal executive offices, including zip code)

                                 (415) 944-6000
              (Registrant's telephone number, including area code)


                                    CONTENTS

Item 2: Acquisition or Disposition of Assets ..............................................3

Item 7: Financial Statements and Exhibits .................................................3
             (a) Financial Statements of Computing Resources Inc...........................3
             (b) Pro Forma Financial Information..........................................14
             (c) Exhibits.................................................................19

Signatures ...............................................................................20



ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

               On May 5, 1999, Intuit Inc. filed a Form 8-K to report its completion of the acquisition of Computing Resources, Inc. ("CRI"). Pursuant to
Item 7 of Form 8-K, Intuit indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 is being filed to provide such financial information.



ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

(a)            FINANCIAL STATEMENTS OF COMPUTING RESOURCES, INC.

                        REPORT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors and Stockholders
Computing Resources, Inc.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of retained earnings and of cash flows present fairly, in all material respects, the financial position of Computing Resources, Inc. (the Company) at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As discussed in Note 10, on March 2, 1999, the Company's stockholders agreed to sell 100% of the stock in the Company to Intuit Inc.


PRICEWATERHOUSECOOPERS LLP
Sacramento, California



April 1, 1999

COMPUTING RESOURCES, INC.

CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------
For the year ended December 31, 1998

 ASSETS
 Current assets:
   Cash and cash equivalents                                     $1,949,547
   Accounts receivable - trade                                      488,216
   Due from stockholders                                            185,389
   Interest receivable                                              400,396
   Prepaid expenses                                                 180,637
   Other                                                             40,677
                                                                 ----------
         Total current assets                                     3,244,862

 Property and equipment, net                                      2,941,976

 Note receivable from employee                                      156,490

 Other assets                                                        34,155
                                                                 ----------
            Total assets                                         $6,377,483
                                                                 ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
   Current maturities of long-term debt                          $  265,268
   Line of credit                                                 2,000,000
   Accounts payable                                               1,081,401
   Accrued payroll and related items                                436,265
   Accrued expenses                                                 474,384
                                                                 ----------
         Total current liabilities                                4,257,318

 Long-term debt, net of current maturities                          223,802
                                                                 ----------
            Total liabilities                                     4,481,120
                                                                 ----------

 Commitments and Contingencies (Notes 4 and 5)

     Minority interest                                              243,181
                                                                 ----------
 Stockholders' equity:
   CommKn stock, no par value, 2,500 shares authorized,
    2,093 shares issued and outstanding                             366,800
   Retained earnings                                              1,286,382
                                                                 ----------
         Total stockholders' equity                               1,653,182
                                                                 ----------
            Total liabilities and stockholders equity            $6,377,483
                                                                 ==========

   The accompanying notes are an integral part of these financial statements.

COMPUTING RESOURCES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
--------------------------------------------------------------------------------
For the year ended December 31, 1998

INCOME:
  Service income                                                      $ 31,992,985
  Other income                                                             484,785
                                                                      ------------
        Total income                                                    32,477,770
                                                                      ------------

EXPENSES:
  Operating                                                             23,620,307
  General and administrative                                             2,017,328
  Depreciation and amortization                                          1,018,321
                                                                      ------------
        Total expenses                                                  26,655,956
                                                                      ------------

          Income from operations                                         5,821,814
                                                                      ------------

OTHER EXPENSE:
  Interest expense                                                          74,562
  Other                                                                     10,580
                                                                      ------------
        Total other expenses                                                85,142
                                                                      ------------

          Income before income taxes and minority interest               5,736,672

Income taxes                                                                72,123
                                                                      ------------

          Income before minority interest                                5,664,549

Minority interest in subsidiary net income                                  58,340
                                                                      ------------

          Net income                                                     5,606,209

Retained earnings, beginning of year                                     6,284,226

Stockholder distributions                                              (10,604,053)
                                                                      ------------

Retained earnings, end of year                                        $  1,286,382
                                                                      ============

Basic and diluted earnings per share                                  $      2,679
                                                                      ============

Basic and diluted shares outstanding                                         2,093
                                                                      ============

   The accompanying notes are an integral part of these financial statements.

COMPUTING RESOURCES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                               $  5,606,209
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                             1,018,321
    Deferred income taxes, net                                                                    6,246
    Gain on disposition of equipment                                                            (41,974)
    Minority interest in subsidiary net income                                                   58,340
  Changes in certain components of working capital
  (Increase) decrease in assets:
    Accounts receivable - trade                                                                (192,761)
    Due from stockholders                                                                      (344,582)
    Interest receivable                                                                         120,573
    Prepaid expenses                                                                            349,173
    Other                                                                                       (14,445)
  Increase (decrease) in liabilities:
    Accounts payable                                                                           (658,705)
    Accrued payroll taxes                                                                         4,693
    Accrued expenses                                                                            181,062
                                                                                           ------------

         Net cash provided by operating activities                                            6,092,150
                                                                                           ============

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of available-for-sale securities                                        2,150,000
  Proceeds from disposition of equipment                                                         63,810
  Purchase of property, plant and equipment                                                    (753,412)
  Collections on loan to employee                                                                 3,690
                                                                                           ------------

         Net cash provided by investing activities                                            1,464,088
                                                                                           ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term debt                                                         (336,661)
  Borrowing proceeds from line of credit                                                      2,000,000
  Stockholder distributions                                                                 (10,362,935)
                                                                                           ------------

         Net cash used in financing activities                                               (8,699,596)
                                                                                           ------------
Net decrease in cash and cash equivalents                                                    (1,143,358)

Cash and cash equivalents, beginning of year                                                  3,092,905
                                                                                           ------------

Cash and cash equivalents, end of year                                                     $  1,949,547
                                                                                           ============

SUPPLEMENTAL CASH FLOW DATA:
  Cash paid during the year for:
    Interest                                                                               $     75,594
                                                                                           ============
    State income taxes                                                                     $     70,901
                                                                                           ============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
  Purchase of equipment financed under capital lease                                       $     52,541
                                                                                           ============
  Distribution to stockholders by reduction of amounts due from stockholders               $    241,118
                                                                                           ============

   The accompanying notes are an integral part of these financial statements.

COMPUTING RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS
    Computing Resources, Inc. (Company) primarily provides payroll processing and payroll tax filing services to customers located throughout the United States. The Company establishes relationships with banks and provides its services to the banks' customers. The Company obtains new customers generally through the sales efforts of these banks.

    BASIS OF CONSOLIDATION
    The consolidated financial statements of the Company include the accounts of Computing Resources, Inc. and its 79% owned subsidiary, Computing Transaction Corporation. All significant intercompany accounts and transactions have been eliminated upon consolidation.

    PAYROLL TAX FILING SERVICES
    In connection with its payroll processing and payroll tax filing services, the Company files on behalf of customers federal and state tax returns, handles related regulatory correspondence and amendments, absorbs regulatory charges for certain penalties and interest, collects funds for payment of taxes due, holds such funds in trust until payment is due, and remits the funds to the appropriate taxing authority. For such services, the Company receives fees from customers and an investment return on funds which are held in trust. Funds held in trust are invested in various money market accounts and municipal securities. The amount of collected but unremitted funds varies significantly during the year and averaged $101.5 million in 1998. The amount of such funds as of December 31, 1998, approximated $160.5 million.

    The Company's payroll tax filing service is subject to various risks resulting from errors and omissions in the payment of payroll taxes and related payroll tax filings. Errors and omissions have occurred in the past and may occur in the future in connection with such services. The Company reimburses their customers for penalties imposed by tax authorities for late filings or underpayment of taxes which are a direct result of the Company's actions. To date such penalties have not been significant. However, there can be no assurance that any liabilities associated with such penalties will not have a material adverse effect on the Company's business, financial condition or results of operations. In 1998, the Company had incurred approximately $416,000 of payroll warranty costs as a result of errors made by the Company.

    USE OF ESTIMATES
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenue and expense during the period. Actual results could differ from these estimates.

    CASH AND CASH EQUIVALENTS
    The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

    CONCENTRATION OF CREDIT RISK
    The Company and its subsidiary maintain cash accounts in several commercial banks and with an investment services company. The bank accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000 per bank per company. The investment services company provides insurance by the Security Investors Protection Corporation (SIPC) which insures cash balances up to $100,000 and securities up to $400,000. At December 31, 1998, approximately $516,000 of the Company's cash deposit is insured. A significant portion of the Company's existing and new customers are derived from a single banking relationship; approximately 70% of the Company's service revenue is derived from services provided to this bank's customers.

COMPUTING RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



    PROPERTY, PLANT AND EQUIPMENT
    Property, plant and equipment are stated at cost. Depreciation is computed using both straight-line and accelerated methods. Purchased software is stated at cost. Amortization is computed using the straight-line method over lives ranging from three to five years.

    The estimated useful lives of the assets are:


                                                    YEARS
                                                    -----

    Computer rental equipment                         5
    Software                                        3 - 5
    Machinery and equipment                         3 - 10
    Furniture and fixtures                          3 - 10
    Automobiles                                     3 - 5
    Leasehold improvements                          8 - 39


    Maintenance, repairs and renewals that neither materially add to the value of the asset nor appreciably prolong its life are charged to expense as incurred. Gains and losses on dispositions of property and equipment are included in income. The Company capitalizes interest as a component of property, plant and equipment constructed for its own use. No interest was capitalized in 1998.

    REVENUE RECOGNITION
    Revenue from payroll processing and payroll tax filing services under client contracts is recognized as the services are performed. Interest income earned on unremitted payroll tax funds invested is recognized as earned and reflected as a component of service income.

    INCOME TAXES
    The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company's taxable income.

    The Company has not made such an election for state income tax purposes and is, therefore, subject to state income taxes on cash basis income earned outside the State of Nevada, as Nevada has no state income tax.

    Computing Transaction Corporation, a subsidiary of the Company, has not elected Subchapter S status and calculates federal and state income taxes based on accrual basis income.

    The Company reports income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the differences between the tax basis of an asset or liability and its reported amount in the financial statements.

    Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted tax law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

    BASIC AND DILUTED EARNINGS PER SHARE
    Earnings per share is calculated using the weighted average number of shares of common stock outstanding. The Company has not issued any common stock options or warrants. As a result there is no difference between basic and diluted earnings per share.

COMPUTING RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


    IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS
    In 1998, the Company adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (Statement 130). Statement 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or stockholders' equity. The Company did not have any items required to be included in other comprehensive income during 1998.

    In 1998, the Company adopted Statement of Financial Accounting Standards No. 131, Disclosures About Segments of an Enterprise and Related Information (Statement 131). Statement 131 establishes standards for the way that enterprises subject to the reporting requirements of the U.S. Securities and Exchange Commission rules and regulations report selected information about operating segments in annual financial statements and interim financial reports. Statement 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. Inasmuch as the Company's activities are all directed at providing services related to payroll processing, the Company believes that it operates in a single business segment consistent with the objectives and basic principles of Statement 131.



2.  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is comprised of the following at December 31, 1998:

          Computer rental equipment                                 $   493,909
          Software                                                    1,933,283
          Machinery and equipment                                     7,487,044
          Furniture and fixtures                                      1,365,823
          Leasehold improvements                                        636,256
                                                                     11,916,315
                                                                    -----------
          Less accumulated depreciation and amortization              8,974,339
                                                                    -----------
                                                                    $ 2,941,976
                                                                    ===========

3.  LONG-TERM DEBT

    Long-term debt consists of the following at December 31, 1998:

          Note payable to a financing company, due November 2000; monthly principal and interest payments of $18,884; interest at various
           rates up to 9.75%; collateralized by various equipment                              $406,818

          Note payable to a financing company, due December 1, 1999; monthly principal and interest payments of $3,892; interest
           at 8.94%; collateralized by equipment                                                 40,233
          Capital lease obligations                                                              42,019
                                                                                               --------
                                                                                                489,070

          Less current maturities                                                               265,268
                                                                                               --------

                                                                                               $223,802
                                                                                               ========

COMPUTING RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Notes to Consolidated Financial Statements

    Notes payable and capital lease payments are as follows:

                                               NOTES            CAPITAL LEASE
                                              PAYABLE            OBLIGATIONS           TOTAL

             1999                             $268,635            $ 18,931            $287,566
             2000                              202,880              18,931             221,811
             2001                                                    5,589               5,589
             2002                                                    2,291               2,291
             2003                                                    2,100               2,100
                                              --------            --------            --------

                                               471,515              47,842             519,357
                                              --------            --------            --------
             Less amounts
             representing interest              24,464               5,823              30,287
                                              --------            --------            --------

                                               447,051              42,019             489,070

             Less current maturities           249,594              15,674             265,268
                                              --------            --------            --------

                                              $197,457            $ 26,345            $223,802
                                              ========            ========            ========

4.  LINE OF CREDIT

    In September 1998, the Company entered into a line of credit agreement with a bank for a total commitment of $4 million which expires June 30, 2000. As of December 31, 1998, the Company had drawn $2 million on the line which bears interest at prime or LIBOR plus 1.35%, at the Company's option. During 1998, the Company elected to have interest calculated using the LIBOR option (7% at December 31, 1998). For the year ended December 31, 1998, interest expense on the line of credit totaled $33,064. The line of credit is personally guaranteed by the shareholders.

    The line of credit agreement contains certain restrictive covenants, which require, among other things, the maintenance of defined levels of tangible net worth and limitations on future indebtedness and payment of dividends. At December 31, 1998, the Company did not comply with the covenant requirements listed above for which the Company received waivers and amendments in February 1999.


5.  COMMITMENTS AND CONTINGENCIES

    In addition to certain property leases with related parties as described in
    Note 9, the Company leases office space and equipment under terms of various operating leases. Certain leases contain renewal options ranging up to five years.

COMPUTING RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    The Company's future minimum lease payments under noncancelable leases, including leases with related parties, are as follows:

      1999            $1,191,967
      2000             1,042,895
      2001               844,598
      2002               552,772
      2003               528,282
      Thereafter         214,846
                      ----------
                      $4,375,360
                      ==========


    Rental expense charged to operations for all operating leases for the year ended December 31, 1998, approximated $1,129,000.

    In the normal course of business, the Company is subject to various claims and litigation. The Company does not believe that the resolution of these matters will have a material impact on the consolidated financial statements.


6.  INCOME TAXES

    At December 31, 1998, the Company's income tax provision consists of current state income tax expense of approximately $66,000 and deferred tax expense of approximately $6,000. Temporary differences relate to prepaid expenses, accounts receivable, accumulated depreciation, accounts payable and accrued expenses.

    The net deferred tax amounts at December 31, 1998, consist of deferred tax assets and deferred tax liabilities of approximately $9,000 and $3,000, respectively.

    In 1998, the Company's subsidiary used $300,482 of available federal net operating loss carryforwards and $80,735 of available state net operating loss carryforwards to offset federal and state taxable income. At December 31, 1998, there were no available state net operating loss carryforwards. At December 31, 1998, available federal net operating loss carryforwards which may be applied against future taxable income approximated $256,000; these carryforwards expire from 2007 to 2010. As the utilization of these carryforwards is uncertain, a valuation allowance of 100% of these amounts has been recorded at December 31, 1998. Under the provisions of the Internal Revenue Code, the amount and benefit from net operating loss carryforwards may be limited in certain circumstances, including, but not limited to, a cumulative stock ownership change of more than 50% over a three year period, as defined.


7.  HEALTH INSURANCE

    The Company maintains a partially self-insured health plan for qualified employees. The Company pays claims up to $35,000 per year per employee. Total annual claims exceeding $410,000 are covered by a third party insurance carrier. At December 31, 1998, the Company had accrued approximately $143,000 relating to claims payable and an estimate of incurred but unreported claims.


8.  RETIREMENT PLAN

    The Company has a 401(k) plan and trust (Plan) for the benefit of salaried, hourly and commissioned employees. Eligible employees may elect to have their compensation reduced by up to 20% for contributions to the Plan. The Company may make discretionary contributions to the Plan. The Company did not make a contribution to the Plan in 1998. Employees contributed approximately $233,000 to the Plan during 1998.

COMPUTING RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


9.  RELATED PARTY TRANSACTIONS

    The principal stockholder of the Company is the owner of Nevada Typesetting, which provides printing services and supplies to the Company. The Company paid approximately $388,000 to Nevada Typesetting for services provided during 1998. At December 31, 1998, accounts payable included $15,000 owed to Nevada Typesetting. As discussed in Note 10, the Company acquired Nevada Typesetting in January 1999.

    The Company leases its principal facility from a company affiliated through common ownership. The triple net lease commenced in January, 1994 for a ten-year term. The current monthly rent of $31,782 is subject to annual increases based on the Consumer Price Index.

    The Company leases another building from a company affiliated through common ownership. The triple net lease commenced in September 1995 for a ten year term. The current monthly rent of $5,616 is subject to annual increases based on the Consumer Price Index.

    A disaster recovery facility, located in Fallon, Nevada is owned by a company affiliated through common ownership. The affiliate and the Company entered into a ten-year, triple net lease agreement to lease the property commencing in January, 1996. The current monthly rent of $3,940 is subject to annual increases based on the Consumer Price Index.

    Rent expense paid to affiliates during 1998 approximated $497,000. Management of the Company views the lease transactions with related parties as arms length, which reflect current rental rates for equivalent properties in the same location.

    During 1998, the stockholders received net advances from the Company of $120,573. Those advances bear interest at approximately 5.4%, which totaled $6,000 for 1998.


10. SUBSEQUENT EVENTS

    In January 1999, the Company purchased the assets of Nevada Typesetting from the majority stockholder for approximately $645,000.

    On March 2, 1999, the Company's stockholders agreed to sell 100% of their stock in the Company to Intuit Inc. The sale is expected to be finalized in May 1999.

--------------------------------------------------------------------------------

(b)            PRO FORMA FINANCIAL INFORMATION

The following pro forma financial information is set forth to give effect to the acquisition of CRI by Intuit Inc. as if the acquisition had taken place at January 31, 1999 for purposes of the Unaudited Pro Forma Condensed Combining Balance Sheet and at August 1, 1997 for purposes of the Unaudited Pro Forma Condensed Combining Statements of Operations being presented. Periods presented are being combined with CRI's Balance Sheet as of December 31, 1998 and Statements of Operations for the twelve and six months ended June 30, 1998 and December 31, 1998, respectively. The Unaudited Pro Forma Condensed Combining Balance Sheet and Statements of Operations are not necessarily indicative of the financial position or operating results that would have occurred if the acquisition had actually occurred on such dates and do not purport to project the results of operations of the Company for the current year or for any future period. The adjustments in the Unaudited Pro Forma Condensed Combining Financial Information are based on available information and on certain assumptions and best estimates available to management at the time of this filing. All information contained herein should be read in conjunction with the Consolidated Financial Statements and the Notes thereto of Intuit and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Intuit's 1998 Annual Report, Form 10Q for the first and second quarters of fiscal 1999, the Financial Statements and Notes thereto of CRI included in this Form 8-K/A, and the Notes to the Unaudited Pro Forma Condensed Combining Balance Sheets and Statements of Operations.

                                 INTUIT INC. AND
                            COMPUTING RESOURCES, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET

                                                                           PRO FORMA
                                           INTUIT        CRI               ---------
                                          1/31/99      12/31/98     ADJUSTMENTS      COMBINED
                                          -------      -------      -----------      --------
(in thousands)

                ASSETS
Current assets:
  Cash and cash equivalents...........    $  163,030      $1,950    (100,000)(a)    $   64,980
  Short-term investments..............       282,300          --                       282,300
  Marketable Securities ..............     1,110,919          --                     1,110,919
  Accounts receivable, net............       241,276         488                       241,764
  Due from stockholders ..............            --         185                           185
  Interest receivable ................            --         401                           401
  Inventories.........................         5,865          --                         5,865
  Prepaid expenses and other..........        50,713         221                        50,934
  Deferred income.....................            --          --                            --
                                          ----------      ------                    ----------
          Total current assets........     1,854,103       3,245                     1,757,348
Property and equipment, net...........        77,545       2,942                        80,487
Purchased intangibles and Goodwill....       329,220                  199,847 (a)      529,067
Note receivable from employee.........            --         156                           156
Investments ..........................        17,483          --                        17,483
Restricted Investments ...............        35,454          --                        35,454
Long-term deferred income tax asset...        21,006          --                        21,006
Other assets..........................         9,984          34           --           10,018
                                          ----------      ------     --------       ----------
Total assets..........................    $2,344,795      $6,377       99,847       $2,451,019
                                          ==========      ======     ========       ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................       $69,825      $1,081                     $  70,906
  Accrued compensation and related
   liabilities........................        28,611         436                        29,047
  Deferred revenue....................        45,979          --                        45,979
  Income taxes payable................           575          --                           575
  Deferred Income Taxes...............       366,112          --                       366,112
  Line of credit......................                     2,000                         2,000
  Other accrued liabilities...........       229,739         740       76,500 (a)      306,979
                                          ----------      ------     --------       ----------
          Total current liabilities...       740,841       4,257                       821,598
Deferred income taxes.................           883          --                           883
Long-term notes payable...............        39,276         224                        39,500
Commitments and contingencies
Minority interest ....................                       243                           243

Stockholders' equity:
  Common stock........................           611          21          (21)(b)
                                                                            3 (a)          614
  Additional paid-in capital..........     1,148,013         346         (346)(b)
                                                                       24,997 (a)    1,173,010
  Net unrealized gain on marketable
   securities.........................       552,413          --                       552,413
  Cumulative translation adjustment
   and other..........................        (2,521)                                   (2,521)
  Accumulated earnings (deficit)......      (134,721)      1,286       (1,286) (b)    (134,721)
                                          ----------      ------     --------       ----------
          Total stockholders'
            equity....................     1,563,795       1,653          --         1,588,795
                                          ----------      ------     --------       ----------
Total liabilities and stockholders'
  equity..............................    $2,344,795      $6,377       99,847       $2,451,019
                                          ==========      ======     ========       ==========

                             See accompanying notes.

                                 INTUIT INC. AND
                            COMPUTING RESOURCES, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS


                                             INTUIT         CRI              PRO FORMA
                                          FOR THE YEAR  FOR THE 12 MO        ---------
                                             ENDED         ENDED
                                             7/31/98       6/30/98     ADJUSTMENTS    COMBINED
                                             -------       -------     -----------    --------
(in thousands, except per share data)

Net revenue.............................    $592,736     $31,118                      $623,854
Costs and expenses:
  Cost of goods sold:
     Product............................     120,538       7,781                       128,319
     Amortization of purchased software
         and other......................       2,905                                     2,905
  Customer service and technical support     117,714      14,346                       132,060
  Selling and marketing.................     164,834                                   164,834
  Research and development..............     108,604                                   108,604
  General and administrative............      36,719       2,759                        39,478
  Charge for purchased research and
     development........................      53,800                                    53,800
  Other acquisition costs, including
   amortization of goodwill and purchased
     intangibles........................      24,204          --         39,969(c)      64,173
                                           ---------     -------                      --------
          Total costs and expenses......     629,318      24,886                       694,173
                                           ---------     -------                      --------
          Income (loss) from operations.     (36,582)      6,232                       (70,319)
                                           ---------     -------                      --------
Interest and other income and expense,
   net..................................      12,438        (65)                        12,373
Gain on disposal of business ...........       4,321          --                         4,321
                                           ---------     -------                      --------
Income/(loss) before income taxes.......     (19,823)      6,167                       (53,625)
Provision (benefit) for income taxes....      (7,666)         42        (13,830)(e)    (21,454)
                                           ---------     -------                      --------
Income/(loss) before minority interest..     (12,157)      6,125                       (32,171)
Minority interest.......................          --          18                            18
Net income (loss).......................   $ (12,157)    $ 6,107                      $(32,189)
                                           =========     =======                      ========
Basic net loss per share ...............   $   (0.24)                                 $  (0.64)
                                           =========                                  ========
Shares used in computing net loss
   per share............................      49,676                        289(d)      49,965
                                           =========                                  ========
Diluted net loss per share..............   $   (0.24)                                 $  (0.64)
                                           =========                                  ========
Shares used in computing net loss
   per share ...........................      49,676                        289(d)      49,965
                                           =========                                  ========



                             See accompanying notes.

                                 INTUIT INC. AND
                            COMPUTING RESOURCES, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS



                                             INTUIT        CRI              PRO FORMA
                                          FOR THE 6 MO. FOR THE 6 MO.       ---------
                                              ENDED       ENDED
                                              1/31/99   12/31/98    ADJUSTMENTS       COMBINED
                                            ---------   --------    -----------       --------
(in thousands, except per share data)

Net revenue............................     $457,919     $15,725                      $473,644
Costs and expenses:
  Cost of goods sold:
     Product...........................      101,030       3,788                       104,818
     Amortization of purchased
       software and other..............        3,701                                     3,701
  Customer service and technical
      support..........................       69,755       8,183                        77,938
  Selling and marketing................      107,636                                   107,636
  Research and development.............       70,021                                    70,021
  General and administrative...........       26,268       1,665                        27,933
  Amortization of goodwill and
     purchased intangibles.............       41,932                   19,985 (c)       61,917
                                            --------     -------                      --------
          Total costs and expenses.....      420,343      13,636                       453,964
                                            ========     =======                      ========
          Income from operations.......       37,576       2,089                        19,680
Interest and other income and
    expense, net.......................        7,298         (77)                        7,221
Realized gain on sale of marketable
    securities.........................       10,088          --                        10,088
                                            --------     -------                      --------
 Net income before income taxes........       54,962       2,012                        36,989
Provision for income taxes.............       14,295           5       (7,290) (e)       7,010
                                            --------     -------                      --------
Net income before minority interest....       40,667       2,007                        29,979
Minority interest......................           --          51                            51
                                            --------     -------                      --------
Net income ............................     $ 40,667     $ 1,956                      $ 29,928
                                            ========     =======                      ========



Basic net income per share.............     $   0.68                                  $   0.50
                                            ========                                  ========
Shares used in per share amounts.......       59,837                      289 (d)       60,126
                                            ========                                  ========
Diluted net income per share...........     $   0.65                                  $   0.48
                                            ========                                  ========
Shares used in per share amounts.......       62,379                      289 (d)       62,668
                                            ========                                  ========


                             See accompanying notes.

                                 INTUIT INC. AND
                        COMPUTING RESOURCES INCORPORATED
                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING
                   BALANCE SHEET AND STATEMENTS OF OPERATIONS

The following pro forma adjustments are required to allocate the purchase price and acquisition cost to the assets acquired from Computing Resources Incorporated ("CRI") based on their fair value, as determined by Intuit.

(a) Reflects the estimated allocation of the purchase price, based on fair market values, to the historical balance sheet. Purchase price represents $100 million cash payment, $25 million stock payment, three annual future cash payments of $25 million and estimated acquisition costs of $1.5 million.

(b) Represents the elimination of CRI's equity accounts.

(c) Amortization of intangible assets and goodwill are based on an estimated life of five years. Actual results may differ from these estimates upon completion of the purchase price allocation in Intuit's fiscal fourth quarter of 1999.

(d) Reflects an increase in common stock for the shares issued in connection with the purchase price of CRI for the net assets acquired.

(e) Reflects estimated tax effect of treating CRI as a C corporation instead of an S corporation combined with the estimated tax benefit of intangibles amortization.

(c)            EXHIBITS

23.01          Consent of Independent Accountants

                                   SIGNATURES

Pursuant to the requirements of the securities Exchange Act of 1934, the Registrant has full caused this amendment to report to be signed on its behalf by the undersigned, thereunto fully authorized.



                                                   INTUIT INC.

    Date:      June 14, 1999                       /s/  Greg Santora
              ---------------------                -----------------------------
                                                   Greg Santora
                                                   Senior Vice President and
                                                   Chief Financial Officer
                                                   (Principal Financial and
                                                   Accounting Officer)

                                  EXHIBIT INDEX

Number         Description

23.01          Consent of Independent Accountants